CONFIRMING STATEMENT
of Signature Authority



	This Statement confirms that the
undersigned has authorized and designated
Kenneth S. Boger, Valerie L. Andrews,
Michelle O. Rosen and Anne L. Bruno, and each of them acting alone, to execute and file on behalf of the undersigned any and all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United
States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Vertex
Pharmaceuticals Incorporated. The
authority of Kenneth S. Boger, Valerie L.
Andrews, Michelle O. Rosen and Anne L.
Bruno under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of Vertex
Pharmaceuticals Incorporated, unless
earlier revoked in writing. The
undersigned acknowledges that Kenneth S.
Boger, Valerie L. Andrews, Michelle O.
Rosen and Anne L. Bruno are not assuming, nor is Vertex Pharmaceuticals Incorporated assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Act of 1934.

This Statement supersedes and replaces any earlier dated Statement that the undersigned has executed.


												By: /s/ Peter Mueller

												Date: July 15, 2003